UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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MASIMO CORPORATION

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On September 17, 2024, Masimo Corporation (“Masimo” or the “Company”) made updates to its website, www.ProtectMasimosFuture.com, in connection with the 2024 Annual Meeting of Stockholders. A copy of the updated website content (other than content previously filed) can be found below.

Testimonials and Accomplishments Section Update

Video Testimonial – Dr. Aldo Carmona – Video Transcript

Title Card:

Aldo Carmona, MD

Senior VP, Clinical Integration

Chairman, Department of Anesthesia & Critical Care

St. Luke’s University Health Network

Hi, I’m Aldo Carmona, I’m the Senior Vice President for Clinical Integration at St Luke’s University Health Network and the Chairman of Anesthesia and Critical Care, and I’ve been that since 1999.

I met Joe Kiani about 10 years ago after we had a couple of significant complications in the network, primarily around patients that were found unexpectedly dead in bed. My CEO asked me and a couple of other folks to see what we could do saying “Hey, this is 2015 - we should not have this happen, there has to be technology out there to help us with this.”

So after we settled on Patient SafetyNet, we looked at how to expand it because we had such positive results right from the beginning.

Fast forward 10 years later, that technology is now deployed across our whole entire network, 15 sites, continuous monitoring on all patients that come through.

What has that done for us? Well, today, St. Luke’s sits literally at the top of quality data nationally. Our PSI 90 rate, which is a rollup of all avoidable patient conditions that are in hospital, is ranked first in the nation – our rate of PSI 90. We have 21 CMS 5-star hospitals in the state of Pennsylvania - St Luke’s has 10 of those hospitals. And only 4 CMS 5-star hospitals in the state of New Jersey - our only hospital in New Jersey is a 5-star hospital as well.

Leapfrog ranks hospitals in A-D categories. All of our 15 sites rank as Leapfrog A, our entire health system. Leapfrog also awards about 5% of hospitals what they call Leapfrog A+, which is just many consecutive quarters of Leapfrog A ratings. And there are about 130 of those nationally, St. Luke’s has 5 of those hospitals. So truly unprecedented quality data.

Much of this, I believe, is based on our continuous monitoring of patients and what that does in helping us capture early deterioration in our wards.

Joe and team have been incredibly supportive to our team. I can honestly tell you that I can call them any time and they are not only responsive, but they’re partners. They’re not just selling us a product, we’re partners in promoting patient safety. And again, this is World Patient Safety Day so it’s kind of appropriate that we’re discussing this today.

I think that the example of how we work together during the pandemic was sort of a snippet about how this works. We took a product, you know we were swamped, we were in the early phase of the pandemic really hitting New York and New Jersey and we were in that first wave of people when they started getting severe COVID in the beginning.

Masimo had a product, Masimo SafetyNet, really had not been used clinically. It had gotten emergency push through the FDA because of the pandemic, and it had some bugs. And we worked tirelessly with the team from Masimo, people at the highest levels there, I’m talking about Saturday nights, Sunday all day, Sunday night, and finally got this thing not only working, but working well.

We were able to meet the surge in our hospital of hundreds of patients. And then we monitored over 6000 patients at home with Masimo Safety Net during the pandemic and it really, really helped. It also helped our staff not having to go in and contact patients that were potentially infectious. You know, just a tremendous picture of cooperation between our organizations.

I feel fortunate to have worked with Joe for these years, and team. And I truly look forward to that collaboration in the future. I know we’re getting better, I know our data continues to get better, and I know our support for Masimo has been unwavering in that regard.

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Forward-Looking Statements

This communication includes forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) of Masimo and the potential stockholder approval of the Board’s nominees. These forward-looking statements are based on current expectations about future events affecting Masimo and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond Masimo’s control and could cause its actual results to differ materially and adversely from those expressed in its forward-looking statements as a result of various risk factors, including, but not limited to (i) uncertainties regarding future actions that may be taken by Politan Capital Management LP (“Politan”) in furtherance of its nomination of director candidates for election at the 2024 Annual Meeting, (ii) the potential cost and management distraction attendant to Politan’s nomination of director nominees at the 2024 Annual Meeting and (iii) factors discussed in the “Risk Factors” section of Masimo’s most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), which may be obtained for free at the SEC’s website at www.sec.gov. Although Masimo believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations will prove correct. All forward-looking statements included in this communication are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Masimo does not undertake any obligation to update, amend or clarify these statements or the “Risk Factors” contained in the Company’s most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.

Additional Information Regarding the 2024 Annual Meeting of Stockholders and Where to Find It

On August 15, 2024, the Company filed a revised version of its 2024 proxy statement (the “Revised Proxy Statement”) and has mailed the Revised Proxy Statement to its stockholders of record as of the new August 12, 2024 record date for the 2024 Annual Meeting. Any votes submitted by Masimo stockholders in connection with the 2024 Annual Meeting on the prior to the filing of the Revised Proxy Statement will not be counted and previous proxies submitted will be disregarded, and therefore, all stockholders will need to resubmit their votes, even if they have previously voted. The Company filed a revised version of the Revised Proxy Statement with the SEC on August 22, 2024, which amended, superseded and replaced in its entirety the Revised Proxy Statement (the “Amended Revised Proxy Statement”). THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE AMENDED REVISED PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING UPDATED GOLD PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the Amended Revised Proxy Statement and any amendments or supplements thereto and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in connection with the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company is included in the Amended Revised Proxy Statement, which can be found through the SEC’s website at https://www.sec.gov/ix?doc=/Archives/edgar/data/937556/000121390024071554/ea0206756-07.htm, and any changes thereto may be found in any amendments or supplements to the Amended Revised Proxy Statement and other documents as and when filed by the Company with the SEC, which can be found through the SEC’s website at www.sec.gov.

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